MPS Group Announces Second Quarter Results

           Second Quarter Revenue Exceeds Range of Management Guidance


JACKSONVILLE, FL (July 29, 2004) - MPS Group, Inc. (NYSE:MPS), a leading provider of specialty staffing, consulting, and business solutions, today announced financial results for the second quarter and six months ended June 30, 2004. The Company reported revenue of $333 million and diluted net income per common share of $0.09 for the quarter ended June 30, 2004, compared with revenue of $273 million and diluted net income per common share of $0.06 for the year-earlier period. Results for the period met or exceeded the range of guidance previously provided by Company management.


                             Second Quarter Summary

     o Revenue of $333 million, up 7% sequentially versus the first quarter of 2004 and up 22% versus the second quarter of 2003

     o Diluted net income per common share of $0.09, an increase of 50% versus the second quarter of 2003, aided by a tax benefit of $0.01 related to the resolution of a state audit

     o    EBITDA of $16 million and operating income of $12 million

     o    Cash flow from operations of $10 million

     o    Cash balance of $127 million as of June 30, 2004


                                 Capital Update

At the close of the second quarter, the Company had a cash balance of $127 million and no long-term debt. Year to date, the Company has spent $15.9 million in cash on strategic acquisitions and has spent $3.8 million to buy back the Company's stock. The Company has $52 million remaining on its stock buyback authorization and intends to continue to buy back Company shares, as well as complete strategic acquisitions. The Company also has a $150 million line of credit in place with no outstanding balance.


                Professional Services Business Unit Performances

The Company's professional services division revenue rose 8% sequentially versus the first quarter of 2004 and 35% versus the second quarter of 2003. Permanent placement fees, or fees charged to clients for the recruitment of full-time staff, were up 49% in the professional services division versus the second quarter of 2003 and up 33% sequentially versus the first quarter of 2004. These increases suggest that the Company's previously announced strategy to place greater emphasis on generating permanent placement fees is producing positive results.

Revenue of the finance and accounting unit, made up of Badenoch and Clark in the United Kingdom and Accounting Principals in North America, increased 6% sequentially versus the first quarter of 2004 and 38.2% versus the second quarter of 2003. A significant portion of the professional services division's increase in permanent placement fees was derived from the Company's finance and accounting unit. The legal services unit, Special Counsel, posted a 37% increase in revenue over the second quarter of 2003; sequential revenue growth was up only 2% versus the first quarter of the year, largely due to the completion of a large project toward the end of the first quarter of 2004. Revenue for Entegee, the Company's engineering unit, grew 7% sequentially versus the first quarter of 2004 and 17% versus the second quarter of 2003. In the Company's healthcare staffing unit, Soliant Health, revenue was aided by the execution of the Company's acquisition strategy and rose 56% sequentially versus the first quarter of 2004 and 194% versus the second quarter of 2003. Excluding the revenue  contributed from  acquisitions  completed in the first quarter of 2004,
Soliant Health's growth rates were 10% sequentially and 33% compared with the year-earlier period, indicating continuing improvement in demand in the healthcare staffing market.


                Information Technology Business Unit Performances

Revenue for the Company's information technology (IT) staffing division, composed of Modis in North America and Modis International in the United
Kingdom, increased 7% sequentially versus the first quarter of 2004 and 15% versus the year-earlier period. Excluding the effects of currency exchange rates, IT staffing growth rates were 8% sequentially and 10% compared with the year-earlier period. Idea Integration, the Company's IT solutions division, posted sequential revenue growth of 4% versus the first quarter of 2004 and remained profitable on an EBITDA basis for its eighth consecutive quarter. Demand for both IT staffing and IT solutions has shown continuing moderate improvement over the course of the year and further improvements in demand are anticipated.


                               Management Comments

Timothy Payne, MPS Chief Executive Officer, stated, "For the first half of 2004, we saw increased activity and improved results across our business units compared with the same period last year. We are seeing positive progress from our strategic initiatives as we continue to build our capabilities in the accounting, legal and healthcare markets, and this is helping to drive growth and create greater diversification in our company. We were pleased with the strong execution we saw in our professional services unit, and at this point professional services demand appears to be more robust than what we are seeing in our IT units. As demand strengthens in our IT units, we expect further improvements in our results."

"We were pleased with the operating leverage we were able to produce on a sequential basis, which resulted in diluted net income per common share of $0.09, which included a tax benefit of $0.01 realized in the second quarter," stated Robert Crouch, MPS Chief Financial Officer. "Moving forward, we believe we will continue to see improvement in both revenue and earnings. We expect our third quarter 2004 revenue to be in the range of $335 million to $355 million and earnings to be in the range of $0.08 to $0.10 per diluted share, which represents a 22% to 30% increase in revenue and a 14% to 43% increase in diluted net income per common share from continuing operations versus the prior year third quarter."


                         Conference Call Scheduled Today

The live broadcast of MPS Group's conference call will begin at 10:00 a.m. Eastern Time today. The link to this event may be found at the Company's website: www.mpsgroup.com. If you do not have Internet access, you may listen to the call by dialing (303) 205-0066.

If you are unable to participate at that time, online and telephonic replays will be available two hours after the call ends and will continue until 8:00 p.m. on August 5. To access the telephonic replay, please dial (303) 590-3000 and enter 11003074# when prompted for the passcode. The link for the online replay may also be found on the Company's website.


                                 About MPS Group

MPS Group is a leading provider of staffing, consulting, and solutions in the disciplines of information technology, finance and accounting, law, engineering, and healthcare. MPS Group delivers its services to government entities and businesses in virtually all industries throughout the United States, Canada, the United Kingdom, and Europe. Headquarters in Jacksonville, Florida, MPS Group trades on the New York Stock Exchange. For more information about MPS Group, please visit www.mpsgroup.com. Except for materials described above, none of the information on our website should be considered included in this release.

                           Forward-Looking Statements

The statements contained in this press release should be considered forward-looking statements that are subject to risks, uncertainties or assumptions described above and may be affected by other factors, including but not limited to: fluctuations in the economy and financial markets in general and in the Company's industry segments in particular; industry trends towards consolidating vendor lists; the demand for the Company's services, including the impact of changes in utilization rates; consolidation or bankruptcy of major customers; the effect of competition, including the Company's ability to expand into new markets and to maintain profit margins in the face of pricing pressures; the Company's ability to retain significant existing customers or obtain new customers; the Company's ability to recruit, place and retain consultants and professional employees; the Company's ability to identify and complete acquisition targets and to successfully integrate acquired operations into the Company; possible changes in governmental regulations affecting the Company's operations, including possible changes to regulations relating to benefits for consultants and temporary personnel and possible changes to laws or regulations that address insurance, benefits; employment-related claims, costs, and other litigation matters; adjustments during periodic tax audits; unexpected fluctuations in interest rates or foreign currency exchange rates; loss of key employees; and other factors discussed in the Company's filings with the Securities and Exchange Commission. In some cases, you can identify forward-looking statements by terminology such as "will," "may," "should," "could," "expects," "plans," "hopes," "indicates," "projects," "anticipates," "perhaps," "believes," "estimates," "appears," "predicts," "potential," "continues," "would," or "become," or the negative of these terms or other comparable terminology. Readers are urged to review and consider the factors discussed in our Form 10-K for 2003 and in subsequent filings with the Securities and Exchange Commission.

Should one or more of these risks, uncertainties or other factors materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements of the Company may vary materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Forward-looking statements are based on beliefs and assumptions of the Company's management and on information then currently available to management. Undue reliance should not be placed on such forward-looking statements. Forward-looking statements are not guarantees of performance. Such forward-looking statements were prepared by the Company based upon information available at the time of such statements. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update publicly any of them in light of new information or future events.

                              MPS Group, Inc.
                        Unaudited Operating Highlights
                   (in thousands, except per share amounts)

                                                   Three Months Ended June 30,    Six Months Ended June 30,
                                                    -------------------------     -------------------------
                                                       2004           2003           2004           2003
                                                    ----------     ----------     ----------     ----------
    Operating Highlights:
    Revenue:
      Professional Services                         $  168,677     $  124,848     $  325,245     $  244,289
      IT Services                                      147,442        128,256        284,856        254,876
      IT Solutions                                      17,126         20,063         33,625         38,265
                                                     ---------      ---------      ---------      ---------
    Total revenue                                      333,245        273,167        643,726        537,430

    Gross profit:
      Professional Services                             48,199         35,836         91,680         69,028
      IT Services                                       31,460         29,345         60,343         56,938
      IT Solutions                                       5,497          8,400         11,368         14,620
                                                     ---------      ---------      ---------      ---------
    Total gross profit                                  85,156         73,581        163,391        140,586
                                                     ---------      ---------      ---------      ---------
    General and administrative expenses                 69,301         58,475        135,595        116,050
    Depreciation and intangibles amortization            3,794          4,245          7,716          8,672
                                                     ---------      ---------      ---------      ---------
    Total operating expenses                            73,095         62,720        143,311        124,722
                                                     ---------      ---------      ---------      ---------
    Operating income                                    12,061         10,861         20,080         15,864
    Interest and other income (expense), net             1,308             (9)         1,943            (15)
                                                     ---------      ---------      ---------      ---------
    Income from continuing operations before
     provision for income taxes                         13,369         10,852         22,023         15,849
    Provision for income taxes                           4,025          4,389          7,246          6,453
                                                     ---------      ---------      ---------      ---------
    Income from continuing operations                    9,344          6,463         14,777          9,396
    Loss from discontinued operations, net of tax            -           (644)             -           (638)
                                                     ---------      ---------      ---------      ---------
    Net income                                      $    9,344     $    5,819     $   14,777     $    8,758
                                                     =========      =========      =========      =========

    Diluted net (loss) income per common share:
     From continuing operations                     $     0.09     $     0.06     $     0.14     $     0.09
     From discontinued operations, net of tax                -          (0.01)             -          (0.01)
                                                     ---------      ---------      ---------      ---------
    Diluted net income per common share             $     0.09     $     0.06     $     0.14     $     0.09
                                                     =========      =========      =========      =========
    Diluted common shares outstanding                  107,527        103,002        106,955        102,840
                                                     =========      =========      =========      =========


                                                                                             As of
                                                                                   ------------------------
                                                                                    June 30,    December 31,
                                                                                      2004           2003
                                                                                   ---------      ---------
    Cash and cash equivalents                                                     $  127,486     $  124,830
    Accounts receivable, net                                                         180,775        159,359
    Other                                                                             23,642         19,279
                                                                                   ---------      ---------
    Current assets                                                                   331,903        303,468
    Long-term assets                                                                 593,853        589,683
                                                                                   ---------      ---------
    Total assets                                                                  $  925,756     $  893,151
                                                                                   =========      =========

    Current liabilities                                                           $   90,702     $   86,589
    Other                                                                             13,587         13,100
    Stockholders' equity                                                             821,467        793,462
                                                                                   ---------      ---------
    Total liabilities and stockholders' equity                                    $  925,756     $  893,151
                                                                                   =========      =========

    Working capital                                                               $  241,201     $  216,879
                                                                                   =========      =========


As previously reported, the Company sold its outplacement unit, Manchester, in December 2003. Therefore, in accordance with GAAP, Manchester's results of operations are reflected in the line item, "Loss from discontinued operations, net of tax," for the second quarter and six months ended June 30, 2003.

                               MPS Group, Inc.
       Reconciliation of Non-GAAP Financial Measures to Most Comparable
                           GAAP Financial Measures
                                (in thousands)

                                                   Three Months Ended June 30,    Six Months Ended June 30,
                                                    -------------------------     -------------------------
                                                       2004           2003           2004           2003
                                                    ----------     ----------     ----------     ----------
MPS Group, Inc.
    EBITDA                                          $   15,855     $   15,106     $   27,796     $   24,536
    Depreciation and intangibles amortization            3,794          4,245          7,716          8,672
                                                     ---------      ---------      ---------      ---------
    Operating income                                    12,061         10,861         20,080         15,864
    Interest and other income (expense), net             1,308             (9)         1,943            (15)
                                                     ---------      ---------      ---------      ---------
    Income from continuing operations before
     provision for income taxes                         13,369         10,852         22,023         15,849
    Provision for income taxes                           4,025          4,389          7,246          6,453
                                                     ---------      ---------      ---------      ---------
    Income from continuing operations                    9,344          6,463         14,777          9,396
    Loss from discontinued operations, net of tax            -           (644)             -           (638)
                                                     ---------      ---------      ---------      ---------
    Net income                                      $    9,344     $    5,819     $   14,777     $    8,758
                                                     =========      =========      =========      =========

                                                                     Three Months Ended
                                                    -------------------------------------------------------
                                                     June 30,       March 31,      Dec. 31,       Sept. 30
                                                       2004           2004           2003           2003
                                                    ----------     ----------     ----------     ----------
Idea Integration
    EBITDA                                          $      426     $    1,261     $       40     $      945
    Depreciation and intangibles amortization              604            514            723            738
                                                     ---------      ---------      ---------      ---------
    Operating income (loss)                         $     (178)    $      747     $     (683)    $      207
                                                     =========      =========      =========      =========


A reconciliation of Idea Integration's EBITDA to net income is not possible because the Company does not allocate taxes and interest at the divisional level. See the first and fourth quarter 2003 earnings release posted on our Website for this reconciliation for the three months ended September 30, 2002, December 31, 2002, March 31, 2003, and June 30, 2003.

The term "Cash flow from operations" is a GAAP financial measure titled "Net cash provided by operating activities" on the Company's Consolidated Statement of Cash Flows.


                Reconciliation of Sequential Revenue Growth Rate,
          Excluding Acquisitions and the Effects of Changes in Currency

                                                         IT Staffing    Accounting       Legal        Healthcare
                                                         ----------     ----------     ----------     ----------
    GAAP revenue growth rate 1Q2004 to 2Q2004                  7.3%     $     5.9%     $     1.9%     $    55.6%
    Revenue growth rate contributed from acquisitions          0.0%           0.7%           0.0%          46.0%
    Revenue growth rate from changes in currency              -0.7%          -1.6%           0.0%           0.0%
                                                          ---------      ---------      ---------      ---------
    Revenue growth rate 1Q2004 to 2Q2004, excluding
      acquisitions and effects of changes in currency          8.0%     $     6.8%     $     1.9%     $     9.6%
                                                          =========      =========      =========      =========


              Reconciliation of Year-Over-Year Revenue Growth Rate, Excluding Acquisitions and the Effects of Changes in Currency

                                                         IT Staffing    Accounting       Legal        Healthcare
                                                         ----------     ----------     ----------     ----------
    GAAP revenue growth rate 2Q2003 to 2Q2004                 15.0%     $    38.2%     $    37.1%     $   193.9%
    Revenue growth rate contributed from acquisitions          0.0%           1.9%          23.1%         161.4%
    Revenue growth rate from changes in currency               4.6%          12.5%           0.0%           0.0%
                                                          ---------      ---------      ---------      ---------
    Revenue growth rate 2Q2003 to 2Q2004, excluding
      acquisitions and effects of changes in currency         10.4%     $    23.8%     $    14.0%     $    32.5%
                                                          =========      =========      =========      =========